SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                            FORM T-1
            STATEMENT OF ELIGIBILITY UNDER THE TRUST
             INDENTURE ACT OF 1939 OF A CORPORATION
                  DESIGNATED TO ACT AS TRUSTEE

                           -----------
              CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)
                           -----------
                       MARINE MIDLAND BANK
       (Exact name of trustee as specified in its charter)

New York                                              16-1057879
(Jurisdiction of incorporation                        (I.R.S. Employer
or organization if not a U.S.                         Identification No.)
national bank)

140 Broadway, New York, N.Y.                          10005-1180
(212) 658-1000                                        (Zip Code)
(Address of principal executive offices)

                      WELLS FARGO & COMPANY
       (Exact name of obligor as specified in its charter)

Delaware                                              13-2553920
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification No.)

420 Montgomery Street
San Francisco, California                             94163
(415) 477-1000                                        (Zip Code)
(Address of principal executive offices)

                      FIRST MORTGAGE BONDS
                 (Title of Indenture Securities)


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                           GENERAL

Item 1.  General Information.
         ___________________

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2.  Affiliations with Obligor.
         _________________________

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None



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Item 16.  List of Exhibits.
          ________________


Exhibit
_______

T1A(i)      *        -       Copy of the Organization Certificate of
                             Marine Midland Bank.

T1A(ii)     *        -       Certificate of the State of New York
                             Banking Department dated December 31,
                             1993 as to the authority of Marine
                             Midland Bank to commence business.

T1A(iii)             -       Not applicable.

T1A(iv)     *        -       Copy of the existing By-Laws of Marine Midland
                             Bank as adopted on January 20, 1994.

T1A(v)               -       Not applicable.

T1A(vi)     *        -       Consent of Marine Midland Bank
                             required by Section 321(b) of the Trust
                             Indenture Act of 1939.

T1A(vii)             -       Copy of the latest report of condition
                             of the trustee (March 31, 1995),
                             published pursuant to law or the
                             requirement of its supervisory or
                             examining authority.

T1A(viii)            -       Not applicable.

T1A(ix)              -       Not applicable.


* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.


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                            SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th day of June, 1995.


                             MARINE MIDLAND BANK


                             By:  FRANK J. GODINO
                                 ________________
                                 Frank J. Godino
                                 Corporate Trust Officer


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Exhibit T1A(vii)


             This form is for use by State Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

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                               --   -----------
   Federal Reserve Bank
   Administrator of State Banks

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                               --   -----------


REPORT OF CONDITION

Consolidated Report of Condition of Marine Midland Bank of Buffalo, New York and Foreign and Domestic Subsidiaries, a member of the Federal Reserve Sytem, at the close of business on March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS

                                                        Thousands of dollars
Cash and balances due from
depository institutions:
   Noninterest-bearing balances
  currency and coin...................................            $  974,096
   Interest-bearing balances ..........................              897,640
Held-to-maturity securities............................            2,095,379
Available-for-sale securities..........................               43,753
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold..................................              782,000
   Securities purchased under agreements to resell.....              317,383
                                                                 -----------
Loans and lease financing receivables:
   Loans and leases net of unearned income.............  12,647,803
   LESS: Allowance for loan and lease losses...........     540,156
   LESS: Allocated transfer risk reserve...............           0
                                                        -----------
   Loans and lease, net of unearned income, allowance,
   and reserve.........................................           12,107,647
Trading assets.........................................              399,701
Premises and fixed assets (including capitalized
leases)................................................              182,043
Other real estate owned................................               21,078
Investments in unconsolidated subsidiaries and
associated companies...................................                    0
Customers' liability to this bank on acceptances
outstanding............................................               20,189
Intangible assets......................................               61,282
Other assets...........................................              656,014
Total assets...........................................           18,558,205
                                                                 -----------

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LIABILITIES

Deposits:
   In domestic offices.................................           12,873,835
                                                                 -----------

   Noninterest-bearing.................................  2,935,310
   Interest-bearing....................................  9,938,525
                                                       -----------
In foreign offices, Edge, and Agreement subsidiaries,
and IBFs...............................................           2,509,707
                                                                  ---------
   Noninterest-bearing.................................          0
   Interest-bearing....................................  2,509,707
                                                       -----------
Federal funds purchased and securities sold under
   agreements to repurchase in domestic offices of
   the bank and its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds purchased.............................               325,438
   securities sold under agreements to repurchase......               412,770
Demand notes issued to the U.S. Treasury...............                94,586
Trading Liabilities....................................                80,731
Other borrowed money:
   With original maturity of one year or less..........                43,408
   With original maturity of more than one year........                     0
Mortgage indebtedness and obligations under
capitalized leases.....................................                38,288
Bank's liability on acceptances executed and
outstanding............................................                20,189
Subordinated notes and debentures......................               225,000
Other liabilities......................................               413,450
Total liabilities......................................            17,037,402
Limited-life preferred stock and related surplus.......                     0
                                                                 ------------
EQUITY CAPITAL

Perpetual preferred stock and related surplus..........                     0
Common Stock...........................................               185,000
Surplus................................................             1,758,098
Undivided profits and capital reserves.................              (422,295)
Net unrealized holding gains (losses) on
available-for-sale securities..........................                     0
Cumulative foreign currency translation adjustments....                     0
Total equity capital...................................             1,520,803
Total liabilities, limited-life preferred stock, and
equity capital.........................................            18,558,205

                                                                 ------------

I, Gerald A. Ronning, Exec. Vice President & Controller (Name and title of officer authorized to sign report) of the above-named bank hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal
Reserve System and is true to the best of my knowledge and belief.

                                          /s/ Harold A. Ronning
                                          ________________________

                                          Signature of officer
                                          authorized to sign report


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been preapared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                                          /s/ James H. Cleave
                                          ________________________
                                          James H. Cleave
                                          Director

                                          /s/ B. J. Kennedy
                                          ________________________
                                          B. J. Kennedy
                                          Director

                                          /s/ Henry J. Nowak
                                          ________________________
                                          Henry J. Nowak
                                          Director